ROYAL BANK OF CANADA BUYS U.S. DISCOUNT BROKER


TORONTO, December 17, 1998 - Royal Bank of Canada (NYSE: RY) and Bull & Bear Group, Inc. (NASDAQ: BNBGA) announced today that they have entered into an agreement whereby Royal Bank will acquire Bull & Bear Securities, Inc., a New York-based discount broker and a wholly owned subsidiary of Bull & Bear Group, Inc. The transaction, which is subject to the approval of regulatory authorities in Canada and the United States, is valued at approximately U.S. $6 million. As part of its agreement with Royal Bank, Bull & Bear Group, Inc. will also transfer its right to the Bull & Bear name and subsequently change its name and the names of its other subsidiaries and affiliates.

"Bull & Bear provides us with excellent entry point into the U.S. discount brokerage market and reinforces our strategy to build a competitive, integrated North American wealth management platform," said W. Reay Mackay, vice-chairman, Royal Bank of Canada. "We plan to invest additional funds into marketing and technology to achieve aggressive market growth and create efficiencies."

With one of North America's largest national retail banking operations, Royal Bank of Canada will apply its expertise, particularly in marketing and discount brokerage services, to build upon Bull & Bear Securities' existing business.

"We believe Bull & Bear Securities customers will benefit enormously by our association with Royal Bank. In addition to the confidence of the backing of the largest bank in Canada, customers should enjoy enhanced discount brokerage services" said Mark C. Winmill, President and Chief Executive Officer of Bull & Bear Securities.

Bull & Bear Securities, organised in 1984, has access to every major U.S. stock, option and bond exchange. Its highly-ranked website, www.bullbear.com, provides internet securities trading featuring low flat rate commissions coupled with real time quotes, news, charts, and free research. In addition, Bull & Bear Securities customers receive American Airlines AAdvantage miles for every trade and for many other investing activities.

Bull & Bear Securities is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. and Securities Investor Protection Corporation. Bull & Bear Securities main office is located in New York City and it has a branch in Boca Raton, Florida. It has 25,000 accounts representing $300 million in investor assets.

"We see excellent growth opportunities in both the United States and Canada for discount brokerage. This acquisition fits well strategically with the services we provide through Security First Network Bank. We can offer our U.S. clients a reliable and competitively priced service which employs technology that is compatible with our existing systems," noted Michael Bastian, President and CEO of Royal Bank Action Direct.

Royal Bank Action Direct is the second largest discount broker in Canada and, with 300,000 accounts, ranks among the top 10 discount brokerage firms in North America.

Royal Bank of Canada recently acquired Atlanta-based Security First Network Bank
(SFNB), the world's first Internet bank. SFNB is an FDIC insured federal savings bank which provides customers across the United States with savings and transaction accounts, certificates of deposit, ATM services, credit card, electronic bill payment, and integrated customer statements over the Internet. Its service delivery capabilities include a call centre channel as well as physical premises in Atlanta.

In an unrelated transaction, Royal Bank of Canada also recently acquired the North American private banking business of Credit Suisse further developing its U.S. client base.

Royal Bank of Canada is Canada's premier global financial services group and a leading provider of personal and business banking, corporate and investment banking, and wealth management services. As one of North America's largest financial institutions, Royal Bank and its key subsidiaries Royal Trust, RBC Dominion Securities, RBC Insurance and Royal Bank Action Direct, have over 52,000 employees who serve 10 million customers through 1,500 branches and offices in 36 countries.

For Further Information Contact:

Paul J.S. Wilson
Royal Bank of Canada
(416) 974-6186

Michael A. Bastian, President & CEO
Royal Bank Action Direct
(905) 764-4402

Bassett S. Winmill, Chairman
Bull & Bear Group, Inc.
(212) 785-0900, Ext. 201